Table of Contents

Exhibit 10.3

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter of      )     Order No.:                  WE-08-012

DOWNEY SAVINGS AND LOAN      )     Effective Date:                  September 5, 2008

ASSOCIATION, F.A.,      )

Newport Beach, California,

OTS Docket No.: 06189      )

                                                                                                                                   )

ORDER TO CEASE AND DESIST

                 WHEREAS, Downey Savings and Loan Association, F.A., Newport Beach, California, OTS Docket No. 06189 (Association), by and through its Board of Directors (Board) has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

                 WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS), pursuant 12 U.S.C. § 1818(b); and

                 WHEREAS, , pursuant to delegated authority, the Regional Director is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

I.          Order to Cease and Desist

                The Association, its directors, officers, employees and agents shall cease and desist from any unsafe and unsound practices regarding lending.

II.          Capital

                A.                 At each quarter end starting September 30, 2008, the Association shall meet and maintain minimum capital levels of Tier 1 Core Capital of seven percent (7.0%) and Total Risk Based Capital of fourteen percent (14.0%).

                B.                 Within forty-five (45) days, the Association shall update its written Capital Augmentation and Strategy Plan submitted to the OTS on June 30, 2008 (Capital Augmentation Plan) and submit it for Regional Director review and comment. The updated Capital Augmentation Plan shall address how the Association will meet and maintain the capital ratios set forth in »A, above, at each quarter-end through December 31, 2010. At a minimum, the Capital Augmentation Plan shall take into consideration the requirements and restrictions imposed by this Order and shall:

                1.                 detail capital preservation and enhancement strategies with specific narrative goals, which shall result in the raising of new equity and a capital infusion by no later than December 31, 2008;

                2.                 detail the method by which the additional capital will be raised and identify the sources of such capital; and

                3.                 establish an alternative strategy or strategies to ensure the safe and sound operation of the Association, which shall be implemented immediately if the Board’s primary strategy to raise additional capital is unsuccessful, including but not limited to ensuring that capital is maintained at no less than the levels set forth in »II.A., above, through 2010.

                The Association shall make any changes to the Capital Augmentation Plan required by the Regional Director, or his designee, within ten (10) days after receipt. Thereafter, the Board shall adopt and the Association shall implement and comply with the revised Capital Augmentation Plan.

                C.                 The Board shall provide the OTS with written updates on the status of its compliance with this Paragraph every fourteen (14) days until the capital augmentation has been achieved under »II.B.1., above, with the first report due fourteen (14) days after the Effective Date of this Order.

                D.                 After the capital augmentation has been achieved (as referenced in »II.B.1., above), Management shall prepare quarterly variance reports on the Association’s compliance with the Capital Augmentation Plan within thirty (30) days after the close of each calendar quarter starting with the first quarter-end after the date of capital augmentation. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations with a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. The Board shall review each variance report, and shall discuss Management’s and the Association’s compliance with the approved Capital Augmentation Plan. The Board’s review of the variance reports and evaluation of Management and the Association’s compliance with the material elements of the Capital Augmentation Plan shall be thoroughly documented in the Board meeting minutes.

III.          Classified Asset Reduction Plan

                A.                 Within forty-five (45) days, the Board shall adopt and submit for OTS review and non-objection a written comprehensive Classified Asset Reduction Plan. At a minimum, the Classified Asset Reduction Plan shall include:

                (1)                 Targets acceptable to the OTS;

                (2)                 A description of the manner and methods for reducing the Association’s level of classified assets to the targets set therein; and

                (3)                 Supporting documentation for all assumptions and projections.

                B.                 Within fifteen (15) days of receipt of the OTS’s notice of objection, if any, to any aspect of the Classified Asset Reduction Plan, the Association shall submit a revised Classified Asset Reduction Plan to the OTS addressing any such objections of the OTS. Once the Classified Asset Reduction Plan is submitted pursuant to this Order and all objections from the OTS, if any, have been satisfactorily resolved, the Association may not amend, suspend, or revoke the Classified Asset Reduction Plan without the prior written non-objection of the OTS. Immediately upon receipt of the OTS’s non-objection to the Classified Asset Reduction Plan, or in the event no objection is raised by the Regional Director during the forty-five (45) day notice period, the Association shall implement the Classified Asset Reduction Plan and ensure that all directors, officers, and employees adhere to it.

                C.                 Management shall prepare quarterly variance reports on the Association’s compliance with the Classified Asset Reduction Plan within thirty (30) days after the close of the December 31, 2008 calendar quarter, and each calendar quarter thereafter. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations with a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. The Board shall review each variance report, and shall discuss Management’s and the Association’s compliance with the approved Classified Asset Reduction Plan. The Board’s review of the variance reports and evaluation of Management and the Association’s compliance with the material elements of the Classified Asset Reduction Plan shall be thoroughly documented in the Board meeting minutes.

                D.                 The Board shall provide the OTS with a copy of Management’s quarterly variance report and the Board meeting minutes detailing the Board’s review of the variance report, including the identification of any corrective actions adopted by the Board, and the Board’s evaluation and assessment of Management and the Association’s compliance with the Classified Asset Reduction Plan within ten (10) days after the date of the Board meeting at which the Board’s review was conducted.

IV.          Real Estate Owned Disposition Plan

                A.                 Within forty-five (45) days, the Board shall adopt and submit for OTS review and non-objection a written, comprehensive Real Estate Owned Disposition Plan (REO Plan) that will promote the effective management and prompt disposition of Real Estate Owned by the Association. At a minimum, the REO Plan shall include:

                (1)                 Specific Board strategies with goals and objectives for effectively managing and reducing the Association’s REO;

                (2)                 A risk analysis by vintage of loan origination, aging, and real estate concentration by geography; and

                (3)                 A comprehensive analysis of the Association’s internal operations, staffing requirements, information systems, and policies and procedures, including those related to valuation, in order to determine their adequacy.

                B.                 Within fifteen (15) days of receipt of the OTS’s notice of objection, if any, to any aspect of the REO Plan, the Association shall submit a revised REO Plan to the OTS addressing any such objections of the OTS. Once the REO Plan is submitted pursuant to this Order and all objections from the OTS, if any, have been satisfactorily resolved, the Association may not amend, suspend, or revoke the REO Plan without the prior written non-objection of the OTS. Immediately upon receipt of the OTS’s non-objection to the REO Plan, or in the event no written objection is raised by the Regional Director during the forty-five (45) day notice period, the Association shall implement the REO Plan and ensure that all directors, officers, and employees adhere to it.

                C.                 Management shall prepare quarterly variance reports on the Association’s compliance with the REO Plan within thirty (30) days after the close of the December 31, 2008 calendar quarter, and each calendar quarter thereafter. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations with a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. The Board shall review each variance report, and shall discuss Management’s and the Association’s compliance with the approved REO Plan. The Board’s review of the variance reports and evaluation of Management and the Association’s compliance with the material elements of the REO Plan shall be thoroughly documented in the Board meeting minutes.

                D.                 The Board shall provide the OTS with a copy of Management’s quarterly variance report and the Board meeting minutes detailing the Board’s review of the variance reports, including the identification of any corrective actions adopted by the Board, and the Board’s evaluation and assessment of Management and the Association’s compliance with the REO Plan within ten (10) days after the date of the Board meeting at which the Board’s review was conducted.

V.          Management Plan

                (1)                 Within forty-five (45) days, the Board shall submit to the Regional Director for review and non-objection a written Management Plan detailing the Board’s actions to strengthen executive management of the Association to ensure that the Association is operated in a safe and sound manner and in compliance with applicable laws and regulations.

                (2)                 The Board shall ensure the Association’s retention of any new executive officer complies with the requirements of ¶VIII.C. of this Order. The Board shall provide the OTS with written updates on the status of its compliance with this Paragraph every fourteen (14) days, with the first report due fourteen (14) days after the Effective Date of this Order. The Management Plan shall be fully implemented no later than December 31, 2008.

                (3)                 Within fifteen (15) days of receipt of the OTS’s notice of objection, if any, to any aspect of the Management Plan, the Association shall submit a revised Management Plan to the OTS addressing any such objections of the OTS. Once the Management Plan is submitted pursuant to this Order and all objections from the OTS, if any, have been satisfactorily resolved, the Association may not amend, suspend, or revoke the Management Plan without the prior written non-objection of the OTS. Immediately upon receipt of the OTS’s non-objection to the Management Plan, or in the event no written objection is raised by the Regional Director during the forty-five (45) day notice period, the Association shall implement the Management Plan and ensure that all directors, officers, and employees adhere to it.

VI.          Business Plan

                A.                 Within forty-five (45) days, the Board shall review, approve and submit for OTS review and non-objection a written comprehensive long-term Business Plan covering at least a three-year period (Business Plan) beginning with the fourth quarter of 2008 (4Q 2008). The Business Plan shall, at a minimum, contain specific Board strategies for a reduction in concentration of Payment Option Adjustable Rate Mortgage and Stated Income loans. The Business Plan shall specify the manner and method for reducing the Association’s level of Payment Option Adjustable Rate Mortgage and Stated Income loans, including the establishment of a timetable and target reduction amounts.

                B.                 Within fifteen (15) days of receipt of the OTS’s notice of objection, if any, to any aspect of the Business Plan, the Association shall submit a revised Business Plan to the OTS addressing any such objections of the OTS. Once the Business Plan is submitted pursuant to this Order and all objections from the OTS, if any, have been satisfactorily resolved, the Association may not amend, suspend, or revoke the Business Plan without the prior written non-objection of the OTS. Immediately upon receipt of the OTS’s non-objection to the Business Plan, or in the event no written objection is raised by the Regional Director during the forty-five (45) day notice period, the Association shall implement the Business Plan and ensure that all directors, officers, and employees adhere to it.

                C.                 Management shall prepare quarterly variance reports on the Association’s compliance with the Business Plan within thirty (30) days after the close of the December 31, 2008 calendar quarter, and each calendar quarter thereafter. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations with a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. The Board shall review each variance report, and shall discuss Management’s and the Association’s compliance with the approved Business Plan. The Board’s review of the variance reports and evaluation of Management and the Association’s compliance with the material elements of the Business Plan shall be thoroughly documented in the Board meeting minutes.

                D.                 The Board shall provide the OTS with a copy of Management’s quarterly variance report and the Board meeting minutes detailing the Board’s review of the variance report, including the identification of any corrective actions adopted by the Board, and the Board’s evaluation and assessment of Management and the Association’s compliance with the Business Plan within ten (10) days after the date of the Board meeting at which the Board’s review was conducted.

VII.          Compliance with Report of Examination

                The Board shall ensure that the Association and its Management adequately address all corrective actions set forth in the Report of Examination, provided that to the extent that there is any conflict between the provisions of the Report of Examination and this Order, the provisions of this Order shall control.

VIII.          Operating Restrictions

                A.                 Growth. Effective immediately, the Association shall comply with the requirements of OTS Regulatory Bulletin 3b (RB 3b) and, except upon receipt of the prior written approval of the Regional Director, shall not increase its total assets during any quarter, beginning with the quarter ending June 30, 2008, in excess of an amount equal to the net interest credited on deposit liabilities during the quarter.

                B.                 Management Changes. Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and senior executive officers set forth in 12 C.F.R. Part 563, Subpart H.

                C.                 Employment Contracts and Compensation Arrangements. Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement related to compensation or benefits with any director or senior executive officer of the Association, unless the Association first: (i) provides a minimum of thirty (30) days advance notice of the proposed transaction to OTS; and (ii) receives a written notice of non-objection from the OTS. In the event no written objection is raised by the Regional Director during the thirty (30) day notice period, the Association may proceed with the transaction.

                D.                 Severance and Indemnification Payments. Effective immediately, the Association shall not make any golden parachute payment, as that term is defined in 12 U.S.C. 12 C.F.R. § 359.1(f), or prohibited indemnification payment, as that term is defined at 12 C.F.R. § 359.1(l), unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. §545.121.

                E.                 Capital Distributions. Effective immediately, the Association shall pay no dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director. The Association’s written request for such approval should be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.

                F.                 Transactions with Affiliates. Effective immediately, the Association shall provide written notification to the Regional Director at least thirty (30) days prior to entering into any transaction which would constitute a “covered transaction” as that term is defined at 12 C.F.R. § 223.3(h) with an “affiliate” as that term is defined at 12 C.F.R. § 223.2. The transactions subject to this restriction also include, but are not limited to, those described in 12 C.F.R. § 223.52. The written notice required herein shall (1) identify all the parties to the proposed transaction, (2) contain a full factual description of the proposed transaction, and (3) shall set forth the reasoning for entering into such transaction. In the event no written objection is raised by the Regional Director during the thirty (30) day notice period, the Association may proceed with the transaction.

                G.                 Payment Option Adjustable Rate Mortgage and Stated Income Lending. The Association shall not resume Payment Option Adjustable Rate Mortgage (Option-ARM) or Stated Income lending.

IX.          Effective Date, Incorporation of Stipulation

                This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

X.          Duration

                This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by the Regional Director, or an OTS authorized representative.

XI.          Time Calculations

                A.                 Calculation of time limitations for compliance with the terms of this Order run from the Effective Date of this Order and shall be calendar based, unless otherwise noted.

                B.                 The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

XII.          Submissions and Notices

                A.                 All submissions, including progress reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

                B.                 Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

                                         Darrel Dochow, Regional Director
                                         West Region
                                         Office of Thrift Supervision
                                         2001 Junipero Serra Blvd.
                                         Daly City, CA 94014-3897

                                         Timothy J. Lane, Assistant Director
                                         West Region
                                         Office of Thrift Supervision
                                         1551 N. Tustin Ave., Suite 1050
                                         Santa Ana, CA 92705

XIII.          No Violations Authorized

                Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers or employees to violate any law, rule, or regulation.

             IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By: /s/ DARREL W. DOCHOW DARREL W. DOCHOW Regional Director, West Region
Date: See Effective Date on page 1